UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

203 N. LaSalle Street Suite 1800 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value	INWK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.o

Item 1.01	Entry into a Material Definitive Agreement

Asset-Based Lending Credit Agreement

On July 16, 2019, InnerWorkings, Inc. (the “Company”) and certain of its direct and indirect subsidiaries entered into a credit agreement (the “ABL Credit Agreement”) with Bank of America, N.A., as administrative agent, lender, issuing bank and collateral agent, and JPMorgan Chase Bank, N.A. and PNC Bank, National Association, as lenders (the “ABL Credit Facility”). The Company used the initial proceeds from the ABL Credit Facility to repay in full its existing credit facility, to pay fees and transaction expenses in connection with the closing of the ABL Credit Facility and for working capital purposes.

The ABL Credit Facility consists of a $105.0 million asset-based revolving line of credit, of which up to (i) $15.0 million may be used for UK Revolver Loans (as defined in the ABL Credit Agreement), (ii) $10.5 million may be used for Swingline Loans (as defined in the ABL Credit Agreement), and (iii) $10.0 million may be used for letters of credit. The ABL Credit Agreement provides that the revolving line of credit may be increased by up to an additional $20.0 million under certain circumstances. The ABL Credit Facility matures on July 16, 2024. Advances under the ABL Credit Facility bear interest at either: (a) LIBOR (as defined in the ABL Credit Agreement), plus an applicable margin ranging from 2.00% to 2.50% for US LIBOR Loans and UK LIBOR Loans (each as defined in the ABL Credit Agreement); (b) the US Base Rate (as defined in the ABL Credit Agreement), plus an applicable margin ranging from 1.00% to 1.50% for US Base Rate Loans (as defined in the ABL Credit Agreement); or (c) the UK Base Rate (as defined in the ABL Credit Agreement), plus an applicable margin ranging from 2.00% to 2.50% for UK Base Rate Loans (as defined in the ABL Credit Agreement).

The Company’s obligations under the ABL Credit Agreement are guaranteed by certain of its subsidiaries pursuant to a guaranty included in the ABL Credit Agreement. As security for the Company’s and its subsidiaries’ obligations under the ABL Credit Agreement, each of the Company and the subsidiaries party thereto have granted: (i) a first priority lien on the Company’s and such subsidiaries’ accounts receivable, chattel paper (to the extent evidencing accounts receivable), inventory, general intangibles related to the foregoing and proceeds related thereto; and (ii) a second-priority lien on substantially all its other tangible and intangible personal property, including the capital stock of certain of the Company’s direct and indirect subsidiaries. The priority of the liens is described in an intercreditor agreement between Bank of America, N.A. as ABL Agent and TCW Asset Management Company LLC as Term Agent (the “Intercreditor Agreement”).

The ABL Credit Agreement contains a minimum fixed charge coverage ratio financial covenant that must be maintained when excess availability falls below a specified amount. In addition, the ABL Credit Agreement contains negative covenants limiting, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions, and other matters customarily restricted in such agreements. The ABL Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the ABL Credit Agreement to be in full force and effect, and a change of control of the Company’s business.

The foregoing description of the terms of the ABL Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

Term Loan Credit Agreement

On July 16, 2019, the Company and certain of its direct and indirect subsidiaries entered into a credit agreement (the “Term Loan Credit Agreement”) with TCW Asset Management Company LLC, as administrative agent and collateral agent, and the financial institutions party thereto as lenders (the “Term Loan Credit Facility”). The Company used the initial proceeds from the Term Loan Credit Facility to repay in full its existing credit facility, to pay fees and transaction expenses in connection with the closing of the Term Loan Credit Facility and for working capital purposes.

The Term Loan Credit Facility consists of a $100.0 million term loan facility. The Term Loan Credit Facility matures on July 16, 2024. Principal on the Term Loan Credit Facility is due in quarterly installments, commencing on September 30, 2019, in an amount equal to $1.25 million per quarter during the first year of the Term Loan Credit Facility and $2.50 million each quarter thereafter. The loans under the Term Loan Credit Facility bear interest at either: (a) the LIBOR Rate (as defined in the Term Loan Credit Agreement), plus an applicable margin ranging from 6.25% to 10.75%; or (b) the Prime Rate (as defined in the Term Loan Credit Agreement), plus an applicable margin ranging from 5.25% to 9.75%.

The Company’s obligations under the Term Loan Credit Agreement are guaranteed by certain of its subsidiaries pursuant to a guaranty included in the Term Loan Credit Agreement. As security for the Company’s and its subsidiaries’ obligations under the Term Loan Credit Agreement, each of the Company and the subsidiaries party thereto have granted: (i) a first priority lien on substantially all its tangible and intangible personal property (other than the assets described in the following clause (ii)), including the capital stock of certain of the Company’s direct and indirect subsidiaries, and (ii) a second priority lien on its accounts receivable, chattel paper (to the extent evidencing accounts receivable), inventory, general intangibles related to the foregoing and proceeds related thereto. The priority of the liens is described in the Intercreditor Agreement.

The Term Loan Credit Agreement contains a minimum fixed charge coverage ratio financial covenant, a maximum total leverage ratio financial covenant, a minimum liquidity financial covenant and a maximum capital expenditures covenant, each of which must be maintained for the periods described in the Term Loan Credit Agreement. In addition, the Term Loan Credit Agreement contains negative covenants limiting, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions, and other matters customarily restricted in such agreements. The Term Loan Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the Term Loan Credit Agreement to be in full force and effect, and a change of control of the Company’s business.

The foregoing description of the terms of the Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.2.

Warrant

On July 16, 2019, in connection with the Term Loan Credit Agreement, the Company issued a Warrant (as defined below) to Macquarie US Trading LLC, an affiliate of TCW Asset Management Company LLC, to purchase fully paid and non-assessable shares of common stock of the Company. The Warrant is initially exercisable for an aggregate of 1,335,337 shares of the Company’s common stock with a per share exercise price of $0.01 (the “Initial Warrant”). The Initial Warrant is exercisable on or after (A) the date which is 10 days after the earlier of (x) the date that the Company delivers its financial statements for the fiscal quarter ending March 31, 2020 to the administrative agent and (y) May 15, 2020 (the “First Quarter Reporting Period End Date”) through (B) July 16, 2024.

In addition, if either (x) the Total Leverage Ratio (as defined in the Term Loan Credit Agreement) as of March 31, 2020 for the four (4) consecutive fiscal quarter period then ended is greater than 4.25 to 1.00 or (y) the Company fails to deliver financial statements to the administrative agent as required by Term Loan Credit Agreement for the fiscal quarter ending March 31, 2020, then from the First Quarter Reporting Period End Date through July 16, 2024, the Warrant shall also be exercisable for an additional 2.49% of the Company’s common stock calculated on a fully-diluted basis (the “Additional Warrant” and together with the Initial Warrant, the “Warrant”).
The Warrant may be exercised on a cashless basis, and the number of shares for which the Warrant are exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in the Warrant. In addition, the holder of the Warrant is entitled to certain piggyback registration rights.

The foregoing description of the terms of the Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant, a copy of which is attached hereto as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 that relates to the ABL Credit Agreement and the Term Loan Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above and referenced under Item 1.01 that relates to the issuance of the Warrant is hereby incorporated by reference into this Item 3.02.
Neither the Company nor Macquarie US Trading LLC engaged any investment advisors with respect to the issuance of the Warrant, and no finders’ fees were paid to any party in connection therewith. The issuance of the Warrant was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the issuance was to a limited number of persons who are “accredited investors” as the term is defined in Rule 501 of Regulation D promulgated by the SEC, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale.

Item 7.01	Regulation FD Disclosure.*
The Company’s independent registered public accounting firm’s report on the Company’s December 31, 2018 consolidated financial statements contains an emphasis of a matter regarding substantial doubt about the Company’s ability to continue as a going concern. Following the successful refinancing of its debt described above, management completed an updated evaluation of the Company’s ability to continue as a going concern and has concluded the factors that raised substantial doubts about the Company’s ability to continue as a going concern that existed as of December 31, 2018 have successfully been remediated this quarter.
The new debt structure provides long-term capital with improved flexibility to support the Company’s growth plans.
* The information furnished under Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:
	Exhibit No.	Description
	4.1	Form of Warrant to Purchase Stock of InnerWorkings, Inc., dated as of July 16, 2019.
10.1
Loan and Security Agreement, dated July 16, 2019, by and among InnerWorkings, Inc., certain direct and indirect subsidiaries of InnerWorkings, Inc. and Bank of America, N.A., as administrative agent, lender, issuing bank and collateral agent, and JPMorgan Chase Bank, N.A. and PNC Bank, National Association, as lenders.

10.2
Loan and Security Agreement, dated July 16, 2019, by and among InnerWorkings, Inc., certain direct and indirect subsidiaries of InnerWorkings, Inc. and TCW Asset Management Company LLC, as administrative agent and collateral agent, and the financial institutions party thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: July 16, 2019	By:	/s/ Oren B. Azar
	Name:	Oren B. Azar
	Title:	General Counsel